Exhibit 10.22

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
GALESBURG ILLINOIS MEDICAL OFFICE PORTFOLIO
310 HOME BOULEVARD AND 336 HOME BOULEVARD
GALESBURG, ILLINOIS 61401
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), and 310 HOME BOULEVARD, GALESBURG, IL – DAVESSA VENTURE, LLC, an Iowa limited liability company (the “310 Seller”) and 336 HOME BOULEVARD, GALESBURG, IL – S.J. RUSSELL, LLC, an Iowa limited liability company (the “336 Seller” together with the 310 Seller, the “Seller”).
BACKGROUND

A.	310 Seller is the fee owner of the Land (defined below) described on Exhibit A-1-1 attached hereto and made a part hereof (the “310 Land”).

B.	336 Seller is the fee owner of the Land described on Exhibit A-1-2 attached hereto and made a part hereof (the “336 Land”).

C.	Buyer desires to purchase the Property (defined below) from the Seller and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “310 Property” shall mean the 310 Land and all matters described in (ii)-(vii) of the definition of “Property” in connection with the 310 Land.
(b)    “336 Property” shall mean the 336 Land and all matters described in (ii)-(vii) of the definition of “Property” in connection with the 336 Land.
(c)    “Broker” shall mean Newmark Grubb Knight Frank.
(d)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on or after August 25, 2015. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(e)     “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM ET on the date that is thirty (30) days thereafter or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.
(f)    “Earnest Money” shall mean Three Hundred Thousand and 00/100 Dollars ($300,000.00). The Earnest Money shall be delivered to Escrow Agent within two (2) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(g)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.
(h)    “Escrow Agent” shall mean Stewart Title Guaranty Company, whose address is One Washington Mall – Suite 1400, Boston, MA 02108, Attention: Annette Comer, Telephone: 617-933-2441, Telecopy: 617-727-8372; E-Mail: acomer@stewart.com. The parties agree that the Escrow Agent and Buyer’s title agent, if any, shall be responsible for (x) organizing the issuance of the Title Commitment (hereinafter defined) and Title Policy (hereinafter defined), (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(i)    “Guarantor” shall mean each guarantor, if any, of the Leases.
(j)    “Guaranty” shall mean each Lease guaranty executed by a Guarantor.
(k)    “Leases” shall mean those certain leases described on Exhibit A-2 attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Seller, as landlord, and the tenants described on Exhibit A-2 attached hereto, as tenant (each tenant, individually, a “Tenant”, and collectively, the “Tenants”), as amended. Each of the Leases may be referred to herein individually as a “Lease” or the “Lease”.
(l)    “Property” shall collectively mean (i) the 310 Land and 336 Land, together with all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of Seller, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and Buildings (as hereinafter defined) and all other improvements thereon, and all air and subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Land”); (ii) all of the buildings

(collectively called the “Buildings”), facilities and other improvements situated on the Land or required to be constructed under the respective Leases (collectively, the “Improvements”); (iii) all right, title and interest of Seller, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by Seller and located on the Land or on and/or in the Buildings (collectively, the “Personal Property”); (iv) all right, title and interest of Seller in and to all plans and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and all warranties and guaranties respecting the Buildings and Personal Property; (v) to the extent not otherwise described in subsection (i), all right, title and interest of Seller in and to all leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder and all right, title and interest of the Affiliates under the Guaranties; (vi) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (vii) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land. Any references to “Property” in the singular, such as references to “a Property” or “each Property”, refer to an individual parcel of Land and all matters described in (ii)-(vii) in connection with such Land.
(m)    “Purchase Price” shall mean Six Million Thirty Thousand and 00/100 Dollars ($6,030,000.00). The Purchase Price is based upon information made available to Buyer by Seller and its representatives and is subject to change if such information is inaccurate or additional information is discovered during the Due Diligence Period.
(n)    “Real Estate Taxes” shall mean all real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, or payments in lieu of taxes, and any other charges and assessments constituting a lien on the Property.
(o)    Seller and Buyer’s Notice address
(i)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
310 Home Boulevard, Galesburg, IL – Davessa Venture, LLC
4600 E. 53rd Street
Davenport, IA 52807
Attn: Jim Russell
Tel. No.: (563) 459-4600
Email: Russell@russellco.com

336 Home Boulevard, Galesburg, IL – S.J. Russell, LC
4600 E. 53rd Street
Davenport, IA 52807

Attn: Jim Russell
Tel. No.: (563) 459-4600
Email: Russell@russellco.com
And to:
Jen Belby
4600 East 53rd Street
Davenport, IA 52807
Tel. No.: (563) 459-4652
Email: jbelby@russellco.com

(ii)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Thomas P. D’Arcy
c/o American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6500
Fax No.: (646) 861-7805
Email: tdarcy@arlcap.com
And to:
Jeremy Eichel
c/o American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6551
Email: jeichel@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte
c/o American Realty Capital VII, LLC
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Tel. No.: (704) 626-4400
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com

2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.
3.    Payment of Purchase Price.
(a)    The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
(b)    The parties agree that the value of the Personalty is de minimis, and no part of the Purchase Price is allocated to it.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. At Closing there shall be no adjustments between Buyer and Seller for Taxes and Assessments not yet due and payable on the Closing Date unless the payment of such Taxes and Assessments under the terms of the Lease is not the obligation of the Tenant, in which case Taxes and Assessments shall be prorated as of the Closing Date with Seller responsible for the period prior to the Closing Date and Buyer responsible for the period from and after the Closing Date. For the avoidance of doubt, Seller’s obligation for Taxes and Assessments shall apply to all such Taxes and Assessments attributable to all days up to the Closing Date even if such Taxes and Assessments are to be paid in arrears after the Closing Date.
(b)    All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs.
(c)    All security deposits under the Leases collected and not properly applied by Seller as of the Closing (and interest thereon if required by law or contract) must be transferred or credited to Buyer at Closing. As of the Closing, Buyer will assume each Seller’s obligations related to the security deposits but only to the extent they are credited or transferred to Buyer.
(d)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)100% of all Title Policy premiums, including search costs and a survey endorsement, but excluding any other endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)Any transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)Broker’s commission payments, in accordance with Section 24 of this Agreement;

(iv)All fees relating to the granting, executing and recording of the Deed for the Property;

(v)Any unpaid leasing commissions, tenant improvement allowances or outstanding rent concessions related to the Leases, whether or not due and payable.

(e)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)Title Policy premiums for any endorsements issued in connection with such policies other than a survey endorsement and endorsements that Seller elects to purchase to cover title issues, if any; and

(ii)Buyer shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations.

(i)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include, and Seller shall be obligated to remove of record prior to or at Closing, any mechanic’s lien or any monetary lien, fine or penalty, or any deeds of trust, mortgage, or other loan documents secured by the Property, other than the Loan Documents (defined below), or any judgments and federal and state tax liens (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller agrees to remove or cure any objections of Buyer which are of a nature that are capable of being cured with reasonable efforts prior to Closing, including the payment of a sum of money in connection therewith up to an amount of $100,000.00. Seller shall have no obligation to cure any Title Matter objected to, except the Liens as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money, and all interest earned thereon, shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the Closing Date, Buyer may terminate this Agreement, in which case the Earnest Money, together with all interest earned thereon, shall be returned to Buyer, and in the event such Objection was created, consented to or affirmatively permitted by Seller after the Effective Date, Seller shall reimburse Buyer for all reasonable out of pocket costs and expenses incurred hereunder up to $25,000.00, and upon such termination neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)    Within five (5) business days following the Effective Date, Seller shall provide to Buyer, to the extent not already delivered, copies of the following documents and materials pertaining to the Property to the extent within Seller’s or its affiliates’ or agents’ possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases and lease guaranties affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) the operating budget and any CAM reconciliations of the Property for the current year and following year, if available; (viii) the operating statements of the Property from the date upon which the Tenants took occupancy up until the Effective Date; (ix) copies of the Property’s real estate tax bills for the current and prior tax years; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; (xii) Tenant financials for each Tenant, to the extent reasonably available to Seller and consistent with such Tenant’s reporting requirements; and (xiii) any existing property management agreement relating to the day to day management and operations of the Property (collectively, the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s or its affiliates’ or agents’ possession or reasonably obtainable by Seller, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor materially interfere with construction on the Property or the conduct of business by Tenants under the Leases; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to substantially its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with the Tenants in connection with Buyer’s due diligence upon two (2) days prior written notice. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, together with all interest earned thereon, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein. From and after the expiration of the Due Diligence Period, Seller shall be entitled to payment of the Earnest Money pursuant to the terms of Section 9(a) hereof.
(c)    It shall be a condition of Closing that Seller shall have obtained estoppel certificates from each Tenant and Guarantor, certified to Buyer, its lender and their successors and assigns, in the form attached hereto as Exhibit F (the “Estoppel Certificate”). Within two (2) business days following the Effective Date, Seller shall deliver to Buyer, for Buyer’s review and approval, draft Estoppel Certificates for the Leases. Seller shall promptly deliver to Buyer a photocopy or pdf file of the executed Estoppel Certificate when Seller receives the same. Within two (2) business days following the Effective Date, Seller shall request a waiver of any right of first refusal, right of first offer or other purchase option, if any, that any party may have to purchase the Property (and simultaneously provide Buyer with copies of such requests).
(d)    Seller shall use good faith efforts to obtain a subordination, non-disturbance and attornment agreement from each Tenant in form and substance reasonably acceptable to Buyer and its lender, if applicable (each such agreement, an “SNDA”).
(e)    Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements affecting the Property, as may be reasonably requested by Buyer.
(f)    On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing if Buyer elects not to assume at Closing any of the Contracts (defined below). If Buyer does not notify Seller prior to the expiration of the Due Diligence Period that it elects not to assume any of the Contracts, Buyer shall be deemed to have accepted and agreed to assume all of the Contracts. If Buyer exercises its right not to assume one or more Contracts at Closing, Seller shall give notice of termination of such disapproved Contract(s); provided, if by the terms of the disapproved Contract Seller has no right to terminate same on or prior to Closing, Buyer shall be required at Closing to assume all obligations thereunder until the effective date of the termination; provided, further, if any fee or other compensation is due under any disapproved Contract as a result of such termination, whether payable before or after the Closing Date, Seller shall remain obligated to pay the contractor or to reimburse Buyer for the payment of the termination charge. Notwithstanding the foregoing, Seller shall, without notice from Buyer, terminate any and all property management and listing agreements prior to Closing at Seller’s sole cost and expense.
(g)    Seller shall cause its property manager to complete the Property Manager Questionnaire in the form attached hereto as Exhibit L and return the same to Buyer within ten (10) days following the Effective Date.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) any Tenant has a right of termination or abatement of rent under its Leases, whether or not the restoration work shall be timely completed or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of written notice of such condemnation, taking or damage, upon which termination, the Earnest Money, together with all interest earned thereon, shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies to the extent they are received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest

Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Buyer delivers a notice to Escrow Agent and Seller stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money, together with all interest earned thereon, to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting the scope or nature of Escrow Agent’s duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled, as its sole and exclusive remedy, to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money, together with all interest earned thereon, as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by

Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing, and such amount shall be paid to Seller as liquidated damages and as Seller’s sole remedy hereunder. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the obligations herein taken by Seller with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money, together with all interest earned therein, shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above, except that the term “Closing” shall read “Extended Closing.”
Notwithstanding the foregoing, in the event of a willful or intentional default of Seller hereunder, Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity; provided, however, in no event shall Seller be liable to Buyer for any punitive, speculative or indirect consequential damages.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for each Property:
(a)    A Special Warranty Deed in the form attached hereto as Exhibit B (the “Deed”);
(b)    An Assignment and Assumption of Leases, Guaranties and Security Deposits, in the form attached hereto as Exhibit C;
(c)    A Bill of Sale for the Personalty, if any, in the form attached hereto as Exhibit D;

(d)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(e)    An original of each Estoppel Certificate from each Tenant and, as applicable, Guarantor, dated no earlier than thirty (30) days prior to the date of Closing. Each Estoppel Certificate must (i) reflect the business terms of the Lease, (ii) not disclose any defaults, (iii) be fully completed, dated and executed, (iv) be certified to Buyer and its lender, and (v) be otherwise acceptable in form and substance to Buyer in Buyer’s reasonable discretion. As to any Lease, if the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Estoppel Certificate;
(f)    To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;
(g)    A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(h)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deed;
(i)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(j)    Originals of the Warranties (as hereinafter defined);
(k)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller in the form attached hereto as Exhibit M;
(l)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;
(m)    An original SNDA from each Tenant fully executed and notarized by such Tenant, if requested by Buyer;
(n)    With respect to each Tenant, a Letter to Tenant in form of Exhibit H attached hereto, with such changes as Buyer might reasonably require;
(o)    An updated Rent Roll (defined below), arrears report and schedule of security deposits and letters of credit, certified by Seller to be true and correct;
(p)    A bring down certificate with respect to Seller’s representations and warranties provided herein in the form attached hereto as Exhibit N;

(q)    Certificates of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that the Tenants are then maintaining policies of insurance of the types and in the amounts required by the Leases, which shall name Buyer and its mortgagee as additional insured parties and/or as loss payees and/or mortgagees, as appropriate, as their respective interests may appear;
(r)    All records (including originals) within Seller’s or Seller’s managing agent’s possession or reasonably obtainable by such parties reasonably required for the continued operation of the Property, including but not limited to, service contracts, plans, surveys, the Leases, Guaranties, lease files, licenses, permits, warranties, guaranties, and records of current expenditures for repairs and maintenance; and
(s)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money, together with all interest earned thereon, to Seller, which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (g), (h), and (m). Buyer shall have the right to advance the Closing upon five (5) days’ prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). The Closing shall be held through the mail, by delivery in escrow of the closing documents to the Escrow Agent, on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound. The execution, delivery and performance of this Agreement does not require the consent or approval of any court, administrative or governmental authority and does not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Seller is a party or the business or operations of Seller or any of its properties or assets;

(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Attached hereto as Exhibit J is a true, correct and complete list of all contracts and agreements relating to the operation or maintenance of the Property, including, but not limited to, any property management agreements, listing agreements and/or leasing agreements relating to the Property (the “Contracts”). Other than the Leases and Contracts, Seller has not entered into any agreements affecting the Property which will be binding upon Buyer after the Closing;
(d)    Except for violations which have been cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations, and the Property shall be delivered free from all violations at Closing;
(e)    Seller has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in each Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;
(f)    Attached hereto as Exhibit A-2 is a true, correct and complete list of all leases and subleases affecting the Property, including all amendments to such leases and subleases.
(g)    With respect to each Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; (v) intentionally deleted; (vi) Tenant is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of Closing; (vii) Tenant has not prepaid any rents as of the date hereof nor has Tenant delivered a security deposit, letter of credit or other security in connection with the Lease, except as set forth on Exhibit K attached hereto; (viii) Tenant has not made any request for any assignment, transfer, or subletting in connection with all or a portion of the premises demised to Tenant which is presently pending or under consideration by Seller; (ix) all specified work required to be performed by the landlord under the Lease up to the date of Closing has been completed or will be completed, at Seller’s expense, prior to the Closing; (x) Seller has not received and has no knowledge of any pending notices from Tenant electing to vacate the premises leased to Tenant or exercising any right of Tenant to terminate the Lease; and (xi) Seller has heretofore billed Tenant for all fixed rent and additional rent due under the Lease as of the date hereof;

(h)    Attached hereto as Exhibit A-3 and made a part hereof is a true, correct and complete copy of the rent roll for the Property (the “Rent Roll”);
(i)    There are no occupancy rights, leases or tenancies affecting the Property other than the Leases. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any right of first refusal, right of first offer or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(j)    The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;
(k)    To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”) and no adverse environmental condition exists at the Property. Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority (1) concerning any petroleum product or other hazardous substance discharge or seepage at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws or; (2) of any pending actions, suits, claims and/or proceedings claiming that Seller, any Tenant or the Property is in violation of any Environmental Laws. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property;
(l)    Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”);
(m)    Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code;
(n)    There presently exists no unrestored casualty or condemnation affecting the Property;
(o)    With respect to each Guaranty: (a) the Guaranty forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Guaranty; and (b) the Guaranty is in full force and effect and there is no default thereunder; and

(p)    To Seller’s actual knowledge and except for Seller’s confidential materials, Seller has provided Buyer with access to all certificates, licenses, permits, Leases, Contracts, books, records, documents and information relating to the Property and the ownership and operation thereof which are in the possession of Seller. Seller represents and warrants that such Due Diligence Materials are true and correct copies of the same materials in Seller’s files.
The representations and warranties of Seller shall survive Closing for a period of one (1) year.
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of one (1) year.
13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:
(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property and the Improvements (including any beneficial easements) in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and the Improvements and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)    Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for the Property which shall not contain any contingencies or require any additional work to be completed;
(d)    Each Tenant shall be in possession of the premises demised under its respective Lease, open for business to the public and paying full and unabated rent under such Lease and no Tenant shall have assigned its Lease or sublet the Property;
(e)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(f)    Seller shall have delivered to Buyer a written waiver from any party of any right of first refusal, right of first offer or other purchase option that such party may have, pursuant to the Leases or otherwise, to purchase the Property from Seller; and
(g)    Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.
In the event that any of the foregoing conditions precedent have not been satisfied as of the Closing Date, Buyer shall have the right terminate this Agreement by delivering written notice thereof to Seller no later than the date which is fifteen (15) days after the Closing Date, upon which termination the Earnest Money shall be refunded to Buyer, and with respect to a failure under Sections (a), (e) or (f) above, Seller shall pay to Buyer upon receipt of reasonable documentary evidence thereof all of the out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof; and
(b)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Leases or Guaranties in any manner or enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of any Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate any Lease or release any guarantor of or security for any Lease unless required by the express terms of such Lease; (iv) enter into any contracts unless terminable by Seller without penalty upon not more than thirty (30) days’ prior notice; and/or (v) cause, permit or consent to an alteration of the premises demised under the Leases (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.    Intentionally Deleted.
18.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
21.    No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.
22.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
23.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
24.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
25.    Assignment. Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of two related special purpose entities titled ARHC VAGBGIL01, LLC, with respect to the 310 Property, and ARHC CCGBGIL01, LLC, with respect to the 336 Property (individually and collectively, “Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing.
26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.
27.    Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.
28.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes.
29.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:	310 SELLER:

AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company	310 HOME BOULEVARD, GALESBURG, IL – DAVESSA VENTURE, LLC, an Iowa limited liability company
By: AR Capital, LLC, a Delaware limited liability company, its sole member	By: /s/ James V. Russell Name: James V. Russell Title: Member
336 SELLER:
By:/s/ William M. Kahane Name: William M. Kahane Title: Manager	336 HOME BOULEVARD, GALESBURG, IL – S.J. RUSSELL, LLC, an Iowa limited liability company
By: /s/ James V. Russell Name: James V. Russell Title: Managing Member
Date: July 1, 2015	Date: July 1, 2015

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.
ESCROW AGENT:
STEWART TITLE GUARANTY COMPANY
By: /s/Annette M. Comer
Name: Annette M. Comer
Title: Vice President
Date: July 3, 2015

EXHIBITS
Exhibit A-1-1    -    Real Property – 310 Land
Exhibit A-1-2    -    Real Property – 336 Land
Exhibit A-2    -    List of Leases
Exhibit A-3    -    Rent Roll
Exhibit B    -    Form of Special Warranty Deed
Exhibit C    -    Form of Assignment and Assumption of Leases, Guaranties and Security Deposits
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Estoppel Certificate
Exhibit G    -    Intentionally Omitted
Exhibit H    -    Form of Tenant Notice Letter
Exhibit I    -    Warranties
Exhibit J    -    Contracts
Exhibit K    -    Prepaid Rents, Security Deposits and Letters of Credit
Exhibit L    -    Property Manager Questionnaire
Exhibit M    -    Non-Foreign Person Affidavit
Exhibit N    -    Seller’s Bring Down Certificate

EXHIBIT A-1-1
LEGAL DESCRIPTION OF REAL PROPERTY
310 Land
Lot 1 GALEVA Subdivision, a Resubdivision of Lot 2 in IHMVCU Subdivision (per plat recorded in plat book 43 at page 39, Knox County Records), being a part of the northwest quarter of section 3, in township 11 North, Range 1 east of the fourth principal meridian, in the City of Galesburg, Knox County, Illinois.

A-1-1-1

EXHIBIT A-1-2
LEGAL DESCRIPTION OF REAL PROPERTY
336 Land
Lot 2 GALEVA Subdivision, a Resubdivision of Lot 2 in IHMVCU Subdivision (per plat recorded in plat book 43 at page 39, Knox County Records), being a part of the northwest quarter of section 3, in township 11 North, Range 1 east of the fourth principal meridian, in the City of Galesburg, Knox County, Illinois.

A-1-2-1

EXHIBIT A-2
LIST OF LEASES

310 Land

1.
Lease No. VA263-12-L-0127, dated as of September 28, 2012, by and between Davessa Venture, LLC, as landlord and The United States of America, Department of Veterans Affairs, Network 23 Contracting office, as tenant, as amended by that certain Supplemental Lease Agreement No. P00001, effective as of February 2, 2013, and further amended by that certain Lease Amendment No. P00002, effective as of July 25, 2013.

336 Land

1.	Lease, dated as of December 11, 2013, by and between S.J. Russell, L.C., as landlord, and Illinois Cancercare, P.C., as tenant.

A-2-1

EXHIBIT A-3
RENT ROLL
[Attached]

A-3-1

EXHIBIT B
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
___________________________
___________________________
___________________________
___________________________

After recording, return to:
ARHC [___________], LLC
c/o American Realty Capital Healthcare Trust III, Inc.
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Attention: Erin Corbett

Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2015, by and between [______________________________], a [_______________] ("Grantor"), and ARHC [___________], LLC, a Delaware limited liability company, whose address is 106 York Road, Jenkintown, Pennsylvania 19046 ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of Knox, State of Illinois, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon and (a) all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above described premises to the center lines thereof and (b) the appurtenances and all the estate and rights of Grantor in and to said premises.

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming by, under or through Grantor, but not otherwise.
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IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:
[_______________], a [_______________]

By:

By:
Name:
Title:

[ACKNOWLEDGMENT]

Exhibit A

EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASES, GUARANTIES AND SECURITY DEPOSITS
[_______________], a [_______________] ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ARHC [___________], LLC, a Delaware limited liability company ("Assignee"), all of Assignor's right, title and interest in and to those leases described in Exhibit A attached hereto and made a part hereof (as amended from time to time, the “Leases”), including any and all security deposits under the Leases, together with all of Assignor’s right, title and interest in and to those lease guaranties described in Exhibit B attached hereto and made a part hereof.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases arising or accruing prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the landlord under and by virtue of the Leases arising or accruing on and after the date of this Assignment.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2015, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.
ASSIGNOR:
[_______________], a [_______________]

By:

By:
Name:
Title:

ASSIGNEE:

ARHC [___________], LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A

List of Leases

[to be prepared by Seller]

Exhibit B

List of Guaranties

[to be prepared by Seller]

EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [_______________], a [_______________] (“Seller”), hereby bargains, sells, conveys and transfers to ARHC [___________], LLC, a Delaware limited liability company (“Buyer”), all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of Illinois, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2015.
SELLER:
[_______________], a [_______________]

By:

By:
Name:
Title:

SCHEDULE A
TO BILL OF SALE
[Add legal description of Real Property]

EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2015, by [_______________], a [_______________] (“Assignor”), to ARHC [___________], LLC, a Delaware limited liability company (“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement for Purchase and Sale of Real Property (the “Purchase Agreement”) having an effective date of _________________ ____, 2015, between Assignor and American Realty Capital VII, LLC, a Delaware limited liability company, predecessor-in-interest to Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at [___] Home Boulevard, Galesburg, IL 61401 (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in those contracts set forth on Exhibit A attached hereto, and the permits, trademarks, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
This Assignment shall be governed by the laws of the State of Illinois, applicable to agreements made and to be performed entirely within said State.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

[_______________], a [_______________]

By:

By:
Name:
Title:

Exhibit “A”

Assigned Contracts

EXHIBIT F
FORM OF ESTOPPEL CERTIFICATE
The undersigned hereby certifies to AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“ARC VII”), ARHC [___________], LLC, a Delaware limited liability company (“Approved Assignee,” and together with ARC VII, “Buyer”), [__________________] (“Lender”), and their respective successors and assigns as follows:
1.    The undersigned is the tenant under that certain [insert title of lease document] [(the “Lease”)], dated as of _________ __, ____, by and between _________________________ (“Landlord”) and _________________________ (“Tenant”) [, as amended by that certain [insert title of lease amendment document], dated as of _________ __, ____, by and between _________________________ and _________________________ (collectively, the “Lease”)], pursuant to which Tenant leases certain premises known as Suite ____, consisting of _______ rentable square feet (the “Premises”), at that real property and improvements located at [___] Home Boulevard, Galesburg, IL 61401 (the “Property”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.
4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease, except as follows: ________________ (if none, please state “none”). Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Property or any part thereof, or rights of first offer to lease with respect to all or any part of the Property.
7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly); (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________

monthly); [and from __________, 20__ to and including __________, 20___ the Base Annual Rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 2015. Additional rent under the Lease in the amount of $__________ has been paid through and including the month of __________, 2015. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    All licenses necessary for using and operating the Premises as a [insert permitted use] are held by Tenant and are in full force and effect.
12.    No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.
13.    This Certificate is delivered to induce Buyer to acquire the Property and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.
[SIGNATURE PAGE FOLLOWS]

The undersigned is duly authorized to execute this Certificate on behalf of Tenant.
Dated: ____________, 2015
TENANT:
____________________, a ________________
By:______________________
Name:
Title:

[DELETE THE FOLLOWING SECTION IF THE LEASE IS NOT GUARANTEED]
[_________________________, a _________________________] (“Guarantor”) certifies to and for the benefit of Buyer, Lender and their respective successors and assigns as follows:
With respect to that certain [Guaranty], dated as of ________ __, ____, by Guarantor to and for the benefit of Landlord (the “Guaranty”): (a) Guarantor is the guarantor of the Lease pursuant to the Guaranty; (b) the Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived; (c) the Guaranty is valid and in full force and effect on the date hereof; and (d) no voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof. This Certificate is delivered to induce Buyer to acquire the Property and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate. The undersigned is duly authorized to execute this Certificate.
Dated: ____________, 2015

[USE FOLLOWING SIGNATURE BLOCK FOR ENTITY GUARANTOR]
GUARANTOR:
____________________,
a ________________

By:______________________
    Name:
Title:

[USE FOLLOWING SIGNATURE BLOCK FOR PERSONAL GUARANTOR]

GUARANTOR:
______________________
Name:

EXHIBIT G
INTENTIONALLY OMITTED

G-1

EXHIBIT H
FORM OF NOTICE TO TENANT
________________ ___, 2015
TO:    [INSERT TENANT’S NOTICE ADDRESS FROM LEASE]
Re:    Notice of Change of Ownership of [___] Home Boulevard, Galesburg, Illinois 61401

Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to ARHC [___________], LLC, a Delaware limited liability company (the “New Owner”), and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:
ARHC [___________], LLC
c/o American Realty Capital Healthcare Trust III, Inc.
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Attention: Regional Asset Manager

With a copy to:
ARHC [___________], LLC
c/o American Realty Capital Healthcare Trust III, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: General Counsel
You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

[_______________], a [_______________]

By:

By:
Name:
Title:

EXHIBIT I
WARRANTIES
310 Land – General Warranty Expired 7-25-2013

Scope of Work	Contractor	Warranty Expiration Date
Landscape - plants	Don Owen Landscaping	July 25, 2016
Signage – Defects including material, fabrication and installation	ACME Sign Co.	July 25, 2015
Signage – Color fading	ACME Sign Co.	July 25, 2020
Roofing – Versico Total Roofing System	Sterling Commercial Roofing	July 25, 2028
Roofing – PAC-CLAD Coating (no chalking, color change)	Sterling Commercial Roofing	July 25, 2023
Roofing – PAC-CLAD Coating (no cracking, peeling)	Sterling Commercial Roofing	July 25, 2033
Schlage Lockset – mechanical warranty	Doors Inc.	Lifetime
Schlage Lockset – finish	Doors Inc.	July 25, 2023
Graham Wood Doors	Doors Inc.	Lifetime
Mid-Lite Insulating Glass	Mid-American Glazing Systems	July 25, 2023
Kawneer – Curtainwall/Storefront (defects)	Mid-American Glazing Systems	July 25, 2015
Kawneer – Painted Finish	Mid-American Glazing Systems	July 25, 2018
IPC Door and Wall Protection Systems	InPro	Lifetime
Rhino Window Hermetic Seal of Insulated Glass – free from failure (except breakage)	Preferred Building Products	February 1, 2022
Rhino Window Frame and Sash	Preferred Building Products	February 1, 2017
Rhino Window – finish warranty (cracking, chipping, peeling)	Preferred Building Products	February 1, 2017
Patcraft – Shaw Carpet Tile (defect)	Vonderheidi Flooring	Lifetime Commercial Limited Warranty
Armstrong Rejuvenations Flooring (defect)	Vonderheidi Flooring	February 1, 2018
Johnsonsite Base	Vonderheidi Flooring	February 1, 2018
Lafayette Venetian Blind-Window Shades (defects)	Columbia Decorating	July 25, 2018
Baby Changing Station	Sandberg Co.	July 25, 2018
JL Fire Extinguishers (defects)	Sandberg Co.	July 25, 2019

I-1

Delta Faucets (defects)	Hometown Plumbing & Heating	February 1, 2018
Chicago Faucets (defects)	Hometown Plumbing & Heating	Lifetime Faucet Warranty
Chicago Faucets (Cartridge)	Hometown Plumbing & Heating	February 1, 2018
Sloan Water Closet –Urinal Flushometer	Hometown Plumbing & Heating	July 25, 2016
Elkay Barrier Free Water Cooler (compressor and hermetically sealed refrigeration system)	Hometown Plumbing & Heating	February 1, 2018
AO Smith Water Heater (leak)	Hometown Plumbing & Heating	July 25, 2016
Guardian G1775 Eye/Face Wash (defects)	Hometown Plumbing & Heating	July 25, 2015
Tyco Sprinkler Cabinets	Ahern Fire Protection	July 25, 2023
Tyco CPVC Pipe and Fittings	Ahern Fire Protection	July 25, 2023
Mitsubishi Electric Split Ductless A/C & Heat Pumps (parts and defects)	Mechanical Services, Inc.	July 25, 2018
Mitsubishi Electric Split Ductless A/C & Heat Pumps (compressor)	Mechanical Services, Inc.	July 25, 2020

336 Land – General Warranty Expires 8-11-2015

Scope of Work	Contractor	Warranty Expiration Date
Graham Wood Doors	Doors Inc	Varies
Rixson Door Controls	Doors Inc	Varies
Sargent ASSA Boy	Doors Inc.	Varies
Gerking Windows	Preferred Building Products	Varies
Kawneer Storefront	Mid American Glazing Systems	August 11, 2016
Firestone Roofing Warranty	Sterling Commercial Roofing	August 11, 2034
Teknoflor Resilient Floor	Vonderheidi Flooring	August 11, 2022
Patcraft-Shaw Carpet Weave Modular Floor	Vonderheidi Flooring	Lifetime Limited
Patcraft Ecoworx Tile Backing	Vonderheidi Flooring	Lifetime Limited
Mohawk Modular Carpet	Vonderheidi Flooring	Lifetime Limited
Mannington Modular Floor	Vonderheidi Flooring	Lifetime Limited
Activar Fire Extinguisher Warranty	Sandberg Co	August 11, 2019
ASI Toilet Accessories	Sandberg Co	Varies
MechoSystems MechoShade	Columbia Decorating	August 11, 2024
Delta Lavatory Faucets	Hometown Plumbing & Heating	August 11, 2019
Delta Deckmount Faucets	Hometown Plumbing & Heating	August 11, 2019
Chicago Faucets	Hometown Plumbing & Heating	August 11, 2019
Guardian Eye-Fash Wash Station	Hometown Plumbing & Heating	August 11, 2019
A.O. Smith Water Heater	Hometown Plumbing & Heating	August 11, 2017
Lithonia LED Recessed Downlighting	Accurate Electric	August 11, 2019
Halo ML56 LED Downlighting System	Accurate Electric	August 11, 2019
Lithonia LED Exit/Unit Combo	Accurate Electric	August 11, 2016
Lithonia Emergency Lighting	Accurate Electric	August 11, 2016
Emergency Exit	Accurate Electric	August 11, 2019

EXHIBIT J
CONTRACTS
310 Land
Janitorial – Royal Cleaning
Garbage Collection – Waste Management
Pest Control – Four Seasons
Lawn Care – McCormick’s
Snow Removal – McCormick’s
Security – Dakota Security Systems
Fire Alarm Testing – Annually – Midwest Fire Alarm Testing
Fire Extinguisher Inspection – Ahern or Getz Fire Equipment
HVAC – Mechanical Service, Inc.

336 Land
Pest Control – Four Seasons
Lawn Care – McCormick’s
Security – Dakota Security Systems
Fire Extinguisher Inspection – Ahern or Getz Fire Equipment

J-1

EXHIBIT K
PREPAID RENTS, SECURITY DEPOSITS AND LETTERS OF CREDIT

None.

K-1

EXHIBIT L
PROPERTY MANAGER QUESTIONNAIRE
(attached)

L-1

EXHIBIT M
NON-FOREIGN PERSON AFFIDAVIT

THIS AFFIDAVIT is made this _____ day of ________________, 2015 by [_______________], a [_______________] (the “Transferor”), for the benefit of ARHC [___________], LLC, a Delaware limited liability company (“Transferee”).
Section 1445(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee that withholding of tax is not required upon the disposition by Transferor of an interest in the Property described on Exhibit “A” hereto, the undersigned hereby certifies the following on behalf of Transferor:
(i)Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate or other foreign person (as those terms are defined in the Code and Income Tax Regulations);
(ii)    Transferor’s U.S. Employer Identification Number or Social Security Number, as applicable, is [____________]; and
(iii)    Transferor’s address is [SELLER’S ADDRESS].
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and, to the best of his knowledge and belief, it is true, correct and complete, and the undersigned further declares that he has authority to sign this document on behalf of Transferor.
TRANSFEROR:

[_______________], a [_______________]
By:

By:
Name:
Title:

Exhibit A

EXHIBIT N
SELLER’S BRING DOWN CERTIFICATE

Reference is made to that certain Agreement for Purchase and Sale of Real Property having an effective date of _________________ ____, 2015 (the “Agreement”) by and between American Realty Capital VII, LLC, a Delaware limited liability company, predecessor-in-interest to ARHC [___________], LLC, a Delaware limited liability company (“Buyer”), and [_______________], a [_______________] (“Seller”). Pursuant to Section 10(p) of the Agreement, Seller hereby certifies to Buyer that all of Seller’s representations and warranties contained in the Agreement are true and correct as of the date hereof.
Dated: _________________ ____, 2015.
[_______________], a [_______________]

By:

By:
Name:
Title:

N-1